Exhibit 99.1
MacroGenics to Sell GMP Manufacturing Operations to Bora Pharmaceuticals
•MacroGenics to receive $122.5 million upfront payment from Bora upon closing
•Transaction includes transfer of manufacturing site, CDMO operations and associated personnel to Bora
ROCKVILLE, MD, May 11, 2026 (GLOBE NEWSWIRE) -- MacroGenics, Inc. (NASDAQ: MGNX), a clinical-stage biopharmaceutical company focused on developing innovative antibody-based therapeutics for the treatment of cancer, and Bora Pharmaceuticals Co., Ltd. (TWSE: 6472; OTCQX: BORAY), a global leader in pharmaceutical manufacturing, today announced that they had entered into a definitive agreement in which MacroGenics will sell its good manufacturing practice (GMP) drug substance manufacturing operations to Bora, subject to customary closing conditions.
“When MacroGenics articulated its strategic priorities last year, we committed to building a more focused company centered on advancing our innovative pipeline and delivering long-term shareholder value. This transaction supports that strategy by providing additional non-dilutive capital to accelerate our pipeline to key value inflection points in 2026 and beyond,” said Eric Risser, President and Chief Executive Officer of MacroGenics. “This transaction will also allow the contract development and manufacturing organization (CDMO) operation to expand under Bora’s ownership, while enabling MacroGenics to maintain access to an expanded array of development and manufacturing capabilities to support our current and future pipeline.”
“We are excited to integrate this high-quality Maryland manufacturing site and its talented workforce into our group’s global CDMO effort,” said Bobby Sheng, Chairman of the Bora Group. “We view this acquisition as a key part of our strategy to expand Bora’s North American biologics operation under Bora Biologics. Along with our Drug Product operations in Baltimore, we aim to establish Bora as a partner of choice for end to end clinical and commercial production of biologics drug substance and drug product.”
Under the terms of the Asset Purchase Agreement, Bora will pay MacroGenics an upfront payment of $122.5 million, before transaction fees and expenses. Upon closing, Bora will assume responsibility for MacroGenics’ manufacturing operations supporting clinical and commercial production. Both the Rockville, Maryland headquarters site, including the FDA-approved facility with total capacity of 11,000 liters, and Frederick, Maryland warehouse will transfer to Bora. In addition, approximately 140 MacroGenics employees are expected to be hired by Bora. The companies will jointly work to ensure a seamless transition and continued service for both MacroGenics and any existing CDMO client. As part of the transaction, MacroGenics will have a supply arrangement with Bora to support process development and drug substance production for its internal pipeline needs. The transaction is expected to close in the third quarter of 2026, subject to the satisfaction or waiver of customary closing conditions.

Moelis & Company LLC served as exclusive financial advisor, and Sidley Austin LLP served as legal counsel to MacroGenics in connection with this transaction.
Jones Day served as legal counsel to Bora in connection with this transaction.
About MacroGenics, Inc.
MacroGenics is a biopharmaceutical company focused on developing innovative monoclonal antibody-based therapeutics for the treatment of cancer. MacroGenics generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see MacroGenics’ website at www.macrogenics.com. MacroGenics and the MacroGenics logo are trademarks or registered trademarks of MacroGenics, Inc.
About Bora Pharmaceuticals
Founded in 2007, Bora Pharmaceuticals (“Bora” or “the Company”, 6472.TW and BORAY.OTCQX) is a leading pharmaceutical services company with a vision and goal of “Contributing to Better Health All Over the World”. Operating under a “Dual Engine” model that integrates CDMO and commercial expertise, Bora empowers pharmaceutical and biotech partners to optimize product development, accelerate launches, and scale supply to meet global patient needs. At the same time, Bora actively broadens R&D and sales infrastructure, focusing on niche and rare disease markets to improve patients’ quality of life.
By investing in talent, infrastructure, and biologics expansion, Bora continues to transform operations and achieve sustainable growth. Committed to making success “certain,” Bora sets new standards in the pharmaceutical and CDMO industries.
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for MacroGenics (“Company”), including statements about the Company’s strategy, future operations, clinical development of and regulatory plans for the Company’s therapeutic candidates, expected timing of the release of clinical updates and safety and efficacy data for the Company’s ongoing clinical trials and other statements containing the words “subject to”, "believe", “anticipate”, “plan”, “expect”, “intend”, “estimate”, “potential,” “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy, including our ability to execute on our key strategic priorities for 2025 and 2026, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks that TZIELD, lorigerlimab, ZYNYZ, or any other product candidate’s revenue, expenses and costs may not be as expected, risks relating to TZIELD, lorigerlimab, ZYNYZ, or any other product candidate’s market acceptance, competition, reimbursement and regulatory actions; future data updates, including timing and results of efficacy and safety data with respect to product candidates in ongoing clinical trials; our ability to provide manufacturing services to our customers; the uncertainties inherent in the initiation and enrollment of future clinical trials; the availability of financing to fund the internal development of our product candidates; expectations of expanding ongoing clinical trials; expectations for the timing and steps required in the regulatory review process; expectations for regulatory approvals; expectations of future milestone payments; the impact of competitive products; our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of the Company's product candidates; business, economic or political disruptions due to catastrophes or other events, including natural disasters, terrorist attacks, civil unrest and actual or threatened armed conflict, or public health crises; costs of litigation and the failure to successfully defend lawsuits and other claims against us; and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.
CONTACTS
MacroGenics:
Jim Karrels, Senior Vice President, CFO
1-301-251-5172
info@macrogenics.com

Argot Partners
1-212-600-1902
macrogenics@argotpartners.com